UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 28, 2006, the compensation committee of our board of directors approved an executive bonus program for the fiscal year ending September 29, 2007. The bonus program provides for the payment of cash bonuses to certain employees that are contingent upon, and calculated by reference to, our achievement of specified EBITDA (earnings before interest, taxes, depreciation and amortization) targets for such fiscal year.

The table below lists the executive officers of the Company that are eligible to participate in the executive bonus program, along with the potential cash bonuses such officers are entitled to receive in the event we achieve the minimum or maximum EBITDA targets specified in the executive bonus program:

Name	Title	Achievement of Minimum EBITDA Target	Achievement of Maximum EBITDA Target
Daniel T. Carter	Executive Vice President, Chief Financial Officer	$84,500	$270,400
Patricia A. Shields	Executive Vice President, General Merchandise Manager	$81,250	$260,000
Edward Wong	Executive Vice President, Chief Supply Chain Officer	$75,000	$240,000

In addition to the executive officers listed above, we expect Mark A. Hoffman, our President and Chief Executive Officer, to participate in the executive bonus program; however, the amounts payable to Mr. Hoffman thereunder have not yet been determined by the compensation committee of our board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Daniel T. Carter
Daniel T. Carter Executive Vice President, Chief Financial Officer

Date: November 30, 2006